As Filed with the Securities and Exchange Commission on June 11, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Fresh Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-1311233
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

628 Green Valley Road, Suite 500
Greensboro, North Carolina 27408
(336) 272-1338

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Scott Duggan
Senior Vice President and General Counsel
The Fresh Market, Inc.
628 Green Valley Road, Suite 500
Greensboro, North Carolina 27408
(336) 272-1338

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Craig F. Arcella
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000
Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share(1)	(2)	(2)	(2)	(2)

(1)	An indeterminate number of shares of common stock of the Company may be sold from time to time, by selling stockholders to be named in a prospectus supplement, pursuant to this Registration Statement.
(2)	The Company is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

Shares of Common Stock
of

The Fresh Market, Inc.

From time to time, the selling stockholders to be named in a prospectus supplement may offer and sell shares of common stock of The Fresh Market, Inc. in amounts, at prices and on terms described in one or more supplements to this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus describes some of the general terms that may apply to an offering of shares of our common stock by the selling stockholders. The specific terms and any other information relating to a specific offering, including the names of any selling stockholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in our common stock.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TFM.”

Investing in our common stock involves certain risks. See “Risk Factors” on page 2 of this prospectus and in the documents which are incorporated by reference herein, including those beginning on page 11 of our annual report on Form 10-K, as amended by our Form 10-K/A, for the year ended January 29, 2012. The applicable prospectus supplement may contain a discussion of additional risks applicable to an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any offer to purchase shares of our common stock offered hereby. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the specific terms of the plan of distribution, including any applicable commissions or discounts.

This prospectus may not be used to consummate sales of common stock unless accompanied by a prospectus supplement.

The date of this prospectus is June 11, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) using a “shelf” registration process. Using this process, selling stockholders may offer shares of our common stock in one or more offerings or resales.

This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may offer. Each time any selling stockholder sells shares of our common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement or a related free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

We are responsible only for the information contained in or incorporated by reference into this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. We have not authorized anyone to provide you with different or additional information. The information in this prospectus or any prospectus supplement hereto may only be accurate as of the date on the front of such document. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

In this prospectus, unless the context otherwise requires, references to “The Fresh Market”, the “Company”, “we”, “us” or “our” refer to The Fresh Market, Inc. and its subsidiaries.

ii

THE COMPANY

The Fresh Market is a high-growth specialty retailer focused on creating an extraordinary food shopping experience for our customers. Since opening our first store in 1982, we have offered high-quality food products, with an emphasis on fresh, premium perishables and an uncompromising commitment to customer service. We seek to provide an attractive, convenient shopping environment while offering our customers a compelling price-value combination. As of April 29, 2012, we operated 116 stores in 21 states, primarily in the Southeast, Midwest and Mid-Atlantic United States.

Our business is characterized by the following key elements:

•	Differentiated food shopping experience. We provide a differentiated shopping experience that generates customer loyalty and favorable word-of-mouth publicity. We offer fresh, carefully selected, high-quality food products focused on perishable categories. Examples of our offerings include hand-trimmed steaks that are aged for tenderness, fresh seafood delivered up to six times per week, hand-stacked produce that is colorfully displayed and French-style baguettes baked in-store each morning. We also provide a level of customer attention that we believe is superior to conventional grocers. We strive to create a “neighborhood grocer” atmosphere that encourages employee-customer interaction and offer full-service departments staffed with knowledgeable and accommodating employees. We believe our customers associate The Fresh Market with this distinct and superior food shopping experience.
•	Smaller-box format and flexible real estate strategy. Our stores average approximately 21,000 square feet, compared to the approximately 40,000 to 60,000 square foot stores operated by many conventional supermarkets. Within this relatively smaller size, we focus on higher-margin food categories and strive to deliver a more personal level of service and a more enjoyable shopping experience. Further, our smaller-box format is adaptable to different retail sites and configurations and has facilitated our successful growth. We expect this format will enable us to continue to extend our geographic presence without compromising our profitability or shopping experience.
•	Disciplined, comprehensive approach to planning and merchandising. We apply a systematic approach to planning and merchandising to support our stores. This comprehensive support includes employee training and scheduling, store design and layout, merchandising programs, product sourcing, and numerous inventory management systems, primarily focused on perishables. We believe our disciplined, comprehensive approach allows us to quickly integrate newly-hired employees, deliver predictable financial performance and expand our store base while delivering a consistent shopping experience. We believe our high-quality perishable food offerings and smaller, customer-friendly store environment are the key drivers of our differentiated, profitable business model. We strive to offer an extraordinary shopping experience based on quality, consistency, fairness and integrity for our customers and employees.

The Fresh Market was founded by Ray and Beverly Berry and opened its first store in Greensboro, North Carolina in 1982. In the late 1980s and early 1990s, the company expanded its presence outside of North Carolina, entering Tennessee, Georgia and South Carolina. In 1996, the company entered Florida, where as of April 29, 2012 we have 28 stores, making Florida our largest market. In 2005, we entered the Midwest, opening stores in Ohio, Indiana and Illinois. In 2009, we entered the Northeast, opening a store in Connecticut, with subsequent store openings in Massachusetts, New York, and New Jersey.

The Fresh Market, Inc. is incorporated in Delaware. Our principal executive offices are located at 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, and our telephone number at this address is (336) 272-1338. Our website is www.thefreshmarket.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

For further information regarding The Fresh Market, Inc., including financial information, you should refer to our recent filings with the Commission.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus (see page 13), including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K, as amended by our Form 10-K/A, for the fiscal year ended January 29, 2012 and subsequently filed SEC reports. Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of common stock by the selling stockholders or any related free writing prospectus.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements in addition to historical information. The forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These “forward looking statements” may relate to such matters as our industry, business strategy, goals and expectations concerning our market position, future operations, future performance or results, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings.

Our forward-looking statements contained in this prospectus and the documents incorporated by reference herein are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. Actual results may differ materially from these expectations due to unexpected expenses and risks associated with our business; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service and convenience; the effective management of our merchandise buying and inventory levels; the quality and safety of our food products and other items that we may sell; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence and spending; unexpected consumer responses to promotional programs; unusual, unpredictable and/or severe weather conditions; the effectiveness of our logistics and supply chain model, including the ability of our third-party logistics providers to meet our product demands and restocking needs on a cost competitive basis; the execution and management of our store growth including the availability and cost of acceptable real estate locations for new store openings, the capital that we utilize in connection with new store development and the anticipated time between lease execution and store opening; the mix of our new store openings as between build to suit sites and second-generation, as-is sites; the actions of third parties involved in our store growth activities, including property owners, landlords, property managers, those involved in the construction of our new store locations and current tenants who occupy one or more of our proposed new store locations, all of whom may be impacted by their financial condition, their lenders, their activities outside of those focused on our new store growth and other tenants, customers and business partners of theirs; global economies and credit and financial markets; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; competition; personnel recruitment and retention; acquisitions and divestitures including the ability to integrate successfully any such acquisitions; information systems and technology; commodity, energy and fuel cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. You should bear this in mind as you consider forward-looking statements.

Any forward-looking statement made by us in this prospectus and the documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You are advised, however, to consult any further disclosures we may make in our future reports to the SEC, on our website, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders to be named in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and important provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is subject to and qualified by our certificate of incorporation and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Authorized Capital Stock

Our authorized capital stock consists of 240,000,000 shares, the rights and preferences of which may be established from time to time by our board of directors, which is made up of:

•	200,000,000 shares of common stock, par value $0.01 per share; and
•	40,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted upon by our stockholders, including the election or removal of directors, and do not have cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

Subject to the rights of holders of any then outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Blank Check Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. We have no current intention to issue any shares of preferred stock.

Our certificate of incorporation permits us to issue up to 40,000,000 shares of preferred stock from time to time. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

The issuance of preferred stock may adversely affect the rights of our common stockholders by:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

General

Our certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors be divided into three classes. Each class of directors serves three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not grant stockholders the right to vote cumulatively.

Blank Check Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, a series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares of preferred stock based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Stockholder Action by Written Consent

Subject to the terms of any series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Advance Notice Procedure

Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Only persons nominated by, or at the direction of, our board of directors or by a stockholder who has given proper and timely notice to our secretary prior to the meeting will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by a majority of our board of directors or the chairman of our board of directors.

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination”, including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder”, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or
•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of the specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and
•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. Our certificate of incorporation provides that we have elected to be exempt from the restrictions imposed under Section 203.

Limitation of Liability of Directors and Officers

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. In addition, our bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. We enter into indemnification agreements with our directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also expect to continue to maintain directors and officers liability insurance.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

We are registering for resale an indeterminate number of shares of our common stock held by certain of our stockholders to be named in a prospectus supplement. The selling stockholders originally acquired the shares of our common stock included in this prospectus (1) through several private placements of our common stock prior to our initial public offering and/or (2) pursuant to our compensation plans.

The prospectus supplement for any offering of shares of our common stock by the selling stockholders hereunder will include, among other things, the following information:

•	the name of the each selling stockholder;
•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;
•	the number of shares of common stock held by each selling stockholder prior to the offering;
•	the number of shares of common stock to be offered for each selling stockholder’s account; and
•	the number, and, if applicable, the percentage of shares of common stock held by each of the selling stockholders after the offering.

PLAN OF DISTRIBUTION

The selling stockholders may sell the common stock covered by this prospectus in any one or more of the following ways from time to time:

(1)	through agents;
(2)	to or through underwriters;
(3)	through dealers; or
(4)	directly to purchasers.

Each time the selling stockholders offer and sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms of the offering, including

(1)	the name or names of the selling stockholders and the amounts to be sold by them;
(2)	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
(3)	the public offering price of the common stock and the proceeds to the selling stockholders from such sale;
(4)	any options under which underwriters may purchase additional common stock from the selling stockholders;
(5)	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
(6)	terms and conditions of the offering;
(7)	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
(8)	any securities exchange or market on which the common stock may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The selling stockholders may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling stockholders may sell the common stock through agents from time to time. Any such agent involved in the offer or sale of the common stock in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the common stock so offered and sold.

If common stock is sold by means of an underwritten offering, we and certain of our selling stockholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the common stock. If underwriters are utilized in the sale of the common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The selling stockholders may offer common stock to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the common stock, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of common stock will be obligated to purchase all such shares of common stock if any are purchased. The selling stockholders may grant to the underwriters options to purchase additional shares of common stock at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If the selling stockholders grant any option, the terms of such option will be set forth in the prospectus supplement relating to such common stock.

If a dealer is utilized in the sales of shares of common stock in respect of which this prospectus is delivered, certain of our selling stockholders will sell such common stock to the dealer as principal. The dealer may then resell such shares of common stock to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the common stock so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

As a result of the requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross offering proceeds received by the selling stockholders. If more than 5% of the net proceeds of any offering of common stock made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member or any other facts and circumstances relating to the participation of a FINRA member in the offering would give rise to a “conflict of interest” under FINRA rules, the offering will be conducted in accordance with FINRA Rule 5121.

We, the selling stockholders and any underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the shares. If such transactions are commenced, they may be discontinued without notice at any time.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s web site or at our web site, the address of which is http://www.thefreshmarket.com. We also furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into, and does not otherwise form a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1)	Our Current Report on Form 8-K filed on June 8, 2012;
(2)	Our Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2012;
(3)	Our Annual Report on Form 10-K, as amended by our Form 10-K/A, for the year ended January 29, 2012;
(4)	The description of the Company’s common stock contained in the registration statement on Form 8-A, filed with the Commission on October 29, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address: The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, (336) 272-1338.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Fresh Market, Inc. appearing in the Annual Report on Form 10-K, as amended by our Form 10-K/A, for the year ended January 29, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereby.

Filing Fee — Securities and Exchange Commission	$	*
Filing Fee — FINRA		**
Fees and Expenses of Counsel		**
Printing Expenses		**
Fees and Expenses of Accountants		**
Miscellaneous Expenses		**
Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

Item 15. Indemnification of officers and directors

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our bylaws provide for the indemnification of officers and directors of the corporation consistent with Section 145 of the DGCL.

We have entered into indemnification agreements with our directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to continue to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act.

Item 16. Exhibits and financial statement schedules

Exhibit Number		Description
*1.1	—	Form of Underwriting Agreement relating to common stock
3.1	—	Certificate of Incorporation of The Fresh Market, Inc., incorporated by reference to Exhibit 3.1 to Form 10-K filed March 22, 2011
3.2	—	Bylaws of The Fresh Market, Inc., incorporated by reference to Exhibit 3.2 to Form 10-K filed March 22, 2011
4.1	—	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Form S-1 filed June 23, 2010
4.2	—	Registration Rights Agreement, incorporated by reference to Exhibit 4.2 to Form 10-K filed March 22, 2011
5.1	—	Opinion of Cravath, Swaine & Moore LLP
23.1	—	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
24.1	—	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina, on this date, June 11, 2012.

THE FRESH MARKET, INC.
By: /s/ Craig Carlock Name: Craig Carlock Title: Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Craig Carlock and Lisa K. Klinger and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute and deliver this registration statement, and any and all amendments thereto; such registration statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that each of said attorneys or such substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Craig Carlock Craig Carlock	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2012
/s/ Lisa K. Klinger Lisa K. Klinger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2012
/s/ Ray Berry Ray Berry	Chairman of the Board	June 11, 2012
/s/ Brett Berry Brett Berry	Vice Chairman of the Board	June 11, 2012
/s/ Jeffrey Naylor Jeffrey Naylor	Director	June 11, 2012
/s/ Richard Noll Richard Noll	Director	June 11, 2012
/s/ David Rea David Rea	Director	June 11, 2012
/s/ Bob Sasser Bob Sasser	Director	June 11, 2012
Steven Tanger	Director
/s/ Jane Thompson Jane Thompson	Director	June 11, 2012
/s/ Michael Tucci Michael Tucci	Director	June 11, 2012

EXHIBIT INDEX

Exhibit Number		Description
*1.1	—	Form of Underwriting Agreement relating to common stock
3.1	—	Certificate of Incorporation of The Fresh Market, Inc., incorporated by reference to Exhibit 3.1 to Form 10-K filed March 22, 2011
3.2	—	Bylaws of The Fresh Market, Inc., incorporated by reference to Exhibit 3.2 to Form 10-K filed March 22, 2011
4.1	—	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to Form S-1 filed June 23, 2010
4.2	—	Registration Rights Agreement, incorporated by reference to Exhibit 4.2 to Form 10-K filed March 22, 2011
5.1	—	Opinion of Cravath, Swaine & Moore LLP
23.1	—	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.2	—	Consent of Ernst & Young LLP
24.1	—	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.